UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  (Date of earliest event reported) March 17, 2023

OLD REPUBLIC INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-10607	36-2678171
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

307 North Michigan Avenue	Chicago	Illinois	60601
(Address of principal executive offices) (Zip Code)

(312)	346-8100
(Registrant’s telephone number, including area code)

N /A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 140.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock / $1 par value	ORI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2023, the Board of Directors (“Board”) of Old Republic International Corporation (“Corporation”) increased the size of the Board from 13 to 14 directors (“Board size increase”) and appointed J. Eric Smith as a Class 1 director to fill the vacancy created as a result of the Board size increase. The Board also resolved to reduce the size of the Board to 13 directors effective at the Annual Meeting of Shareholders, as Arnold Steiner, who was not slated for re-election, will not continue as a director following the end of his three-year term that expires at the Annual Meeting. Mr. Smith will serve on the Corporation’s Compensation Committee and Governance and Nominating Committee and will stand for election by the stockholders at the 2024 annual meeting.

Prior to his retirement, Mr. Smith served as President and Chief Executive Officer of Swiss Re Americas and was a member of Swiss Re’s Group Executive Committee. Further, he was previously President of USAA Life Insurance Co and President of Allstate Financial Services.

There is no arrangement or understanding between Mr. Smith and any person or entity concerning his selection as a director and there is no plan, contract, arrangement or material compensation agreement with Mr. Smith, other than that he will receive the same directors’ fees as other directors. Further, neither Mr. Smith nor any member of his immediate family have had any disqualifying relationship with the Corporation during the past two years and he has been affirmatively determined to be an independent director by the Board in accordance with the Listed Company Standards of the New York Stock Exchange and the rules and regulation of the Securities Exchange Commission concerning independence.

A full text of the Corporation’s announcement is included as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 News Release dated March 17, 2023
104 Cover page Interactive Data file (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OLD REPUBLIC INTERNATIONAL CORPORATION
Registrant

Date: March 17, 2023	By: /s/ Thomas A. Dare
Thomas A. Dare
Senior Vice President,
Secretary and General Counsel